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                                                                   EXHIBIT 10.25

                              EMPLOYMENT AGREEMENT

         This agreement ("Agreement") entered into by and between Clark/Bardes, Inc. ("Company") and Ronald A. Roth ("Employee").

                                  WITNESSETH:

         Whereas, the Company desires to retain the Employee's experience and abilities in the business of the Company; and with functional responsibilities for: Marketing Support.

         Whereas, the Employee desires to continue such arrangement with the Company;

         Now, therefore, in consideration of the mutual covenants and promises contained herein, the Company and Employee agree and state as follows:

                               ARTICLE 1 - DUTIES

         The Employee shall serve as Marketing Director of Clark/Bardes, Inc.

                                ARTICLE 2 - TERM

         This agreement shall begin March 29th, 1993 and continue until termination by either party upon 90 days written notice of the termination to the other.

                            ARTICLE 3 - COMPENSATION

         For the services rendered by Employee hereunder, the Employee shall be entitled to the following compensation:

         a) Salary. The Employee shall be paid an annual salary of $75,000 payable semi-monthly in the usual payroll of the Company.

         b) Relocation Allowance. Employee shall be paid a one-time lump sum of $25,000 within 30 days of the start of employment to be applied to relocation expenses. It is understood this allowance covers all expenses incurred by employee including commuter travel, moving, housing, etc., during the interim time before employee's family joins him as well as all expenses incurred by employee related to his personal existing house sale and new housing.

         c) Bonus. The Employee shall be eligible for an annual bonus not to exceed 50% of annual salary. Such bonus shall be agreed upon in writing and shall be based on calendar year sales and/or financial results of Clark/Bardes, Inc. Any bonus payable for 1993 results will be adjusted to reflect less than one year of service. The bonus formula will be based on results for
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the year ended December 31 of each year and any bonus amount due will be paid within 60 days only if the Employee is employed by the Company as of December
31. The bonus paid for 1993 results is guaranteed to be no less than $5,000.

                ARTICLE 4 - NON-COMPETITION AND CONFIDENTIALITY

         For a period of two years immediately following the termination of this agreement, whether such termination is voluntary or involuntary, with or without cause, Employee will not directly or indirectly call on, solicit, sell insurance, or sell or perform insurance related services (except in behalf of an Insurance Carrier who is not in competition with Clark/Bardes, Inc., or to a competitive firm who already has a relationship with a Clark/Bardes client.
Any such relationship will be clearly documented in the exit agreement.) to (i) any client of the Company at the time of such termination, or (ii) any former client of the Company which ceased to be such during the 12 month period immediately prior to such termination, as evidenced by the books and records of the Company.

         During and after the term of this agreement, Employee shall not make known or divulge to others or use for his own benefit the names and addresses of clients, customers, prospects or any confidential information obtained during the term of this agreement relating to the business, sales or clients of the Company.

         This provision shall not preclude the Employee from performing insurance related services for any Clark/Bardes, Inc., client where such services are required as part of an Employment Agreement of a competitive firm and where such services do not directly involve the solicitation or selling of insurance.

                         ARTICLE 5 - EMPLOYEE BENEFITS

         The Employee will be entitled to participate in any hospitalization, health, dental or sick leave plan; profit sharing plan; or other present or future group employee benefit plan or program for which key executives are or shall become eligible.

                              ARTICLE 6 - VACATION

         The Employee will be entitled to vacation at the rate of four weeks per year. Vacation will accrue by the same method and will be subject to the same maximum accumulated vacation limit as pertains to all employees.

                         ARTICLE 7 - GENERAL PROVISIONS

         Section 7.01 - Notices. Any notices to be given hereunder by either party to the other may be by personal delivery in writing or by mail, registered or certified, postage prepaid with
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return receipt requested.

         Section 7.02 - Venue and Law Governing Agreement.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUCTED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND VENUE SHALL LIE IN DALLAS COUNTY, TEXAS.

         Section 7.03 - Attorney's Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which he may be entitled.

         Section 7.04 - Amendment. This agreement may only be amended by the written consent of the parties.

         Section 7.05 - Entire Agreement. This agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto, relating to the subject matter of this agreement, which are not fully expressed herein.

         EXECUTED on the day and year written below.

                                       CLARK/BARDES, INC.

Dated:  3/4/93                         By: /s/ MEL G. TODD
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                                           Mel G. Todd


                                       EMPLOYEE

Dated:  3/7/93                         By: /s/ RONALD A. ROTH
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                                           Ronald A. Roth